UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	XENE	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On March 1, 2022, Xenon Pharmaceuticals Inc. (the “Company”) entered into an amendment (the “Amendment”) to its at-the-market equity offering sales agreement, dated as of August 6, 2020 (as amended, the “Sales Agreement”), with Jefferies LLC (“Jefferies”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”). The Sales Agreement provides for the offer and sale of the Company’s common shares from time to time through Jefferies and Stifel as its sales agents, subject to the maximum aggregate dollar amount registered pursuant to the applicable prospectus supplement to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-260010) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2021. Pursuant to the prospectus supplement filed on March 1, 2022, the Company may offer and sell up to $250,000,000 of its common shares. Sales of common shares through Jefferies and Stifel, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including without limitation sales made directly on the Nasdaq Global Market or any other existing trading market for the common shares. The Company will pay Jefferies and Stifel a commission of up to 3.0% of the gross sales proceeds of any common shares sold through Jefferies or Stifel under the Sales Agreement. The Company has also provided Jefferies and Stifel with customary indemnification and contribution rights.

In accordance with the Sales Agreement, Jefferies and Stifel will use commercially reasonable efforts to sell the Company’s common shares from time to time, based upon instructions from the Company, including any price, time or size limits or other customary parameters or conditions the Company may impose. The Company is not obligated to make any sales of common shares under the Sales Agreement. The Sales Agreement may be terminated by the Company or Jefferies and Stifel upon the written notice to the other party in accordance with the terms of the Sales Agreement. The offering of the common shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement in accordance with its terms.

The common shares are being offered and sold pursuant to the Registration Statement, including the prospectus, dated October 4, 2021, and the prospectus supplement, dated March 1, 2022.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Amendment is also incorporated by reference into the Registration Statement.

A copy of the opinion of Blake, Cassels & Graydon LLP relating to the legality of the common shares issuable under the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Amendment No. 1 to the At-the-Market Equity Offering Sales Agreement, dated March 1, 2022, by and among Xenon Pharmaceuticals Inc., Jefferies LLC and Stifel, Nicolaus & Company, Incorporated.
5.1	Legal Opinion of Blake, Cassels & Graydon LLP.
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: March 1, 2022	By:	/s/ Sherry Aulin
Sherry Aulin
Chief Financial Officer